(RULE 14A - 101)

                              INFORMATION REQUIRED

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934


Filed by the Registrant [ x ]


Filed by a Party other than the Registrant [ ]


Check the appropriate box:


[ ] Preliminary Proxy Statement


[X ] Definitive Proxy Statement


[ ] Definitive Additional Materials


[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-


6(e)(2))


                              Beta Oil & Gas, Inc.

                (Name of Registrant as Specified In Its Charter)

             --------------------------------------------------------

    (Name of Person(s) filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):


[X] No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1) Title of each class of securities to which transaction applies:


(2) Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


(4) Proposed maximum aggregate value of transaction:


(5) Total fee paid:


[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by

Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                              BETA OIL & GAS, INC.
                        6120 South Yale Avenue, Suite 813
                              Tulsa, Oklahoma 74136

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 1, 2002




To Our Stockholder:


Notice is hereby given that Beta Oil & Gas, Inc's Annual Meeting of Stockholders will be held in the 19th Floor Conference Room D, Warren Place Two, 6120 South Yale Avenue, Tulsa, Oklahoma, on Saturday, June 1, 2002 at 10:00 a.m. Central Daylight Time.


We intend to present for your approval at this meeting:

o the election of five Directors to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified;

o the ratification of the reappointment of HEIN + ASSOCIATES, LLP as independent auditors for 2002; and

o the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.


If you were a stockholder of record of common stock at the close of business on April 19, 2002, you are entitled to notice of and to vote at the meeting or any adjournment thereof. Your vote is important to assure a quorum at the meeting. Whether or not you expect to attend the meeting, please be sure that the enclosed proxy is properly completed, dated, signed and returned without delay in the postage paid envelope.





                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Virginia Cherry
                                             Secretary

April  24, 2002

                              BETA OIL & GAS, INC.
                        6120 South Yale Avenue, Suite 813
                              Tulsa, Oklahoma 74136
                                 (918) 495-1011



                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 1, 2002




SOLICITATION OF PROXIES


The accompanying proxy is solicited on behalf of the Board of Directors of Beta for the Annual Meeting of Stockholders. The meeting will be held in the 19th Floor Conference Room D, Warren Place Two, 6120 South Yale Avenue, Tulsa, Oklahoma, on Saturday, June 1, 2002 at 10:00 a.m. CDT for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof. The principal executive office of the Company is located at 6120 South Yale Avenue, Suite 813, Tulsa, Oklahoma 74136.


We will bear the cost of soliciting proxies. Proxies will be solicited primarily by mail, but may be supplemented by personal solicitation by officers, employees and directors of Beta. No additional compensation will be paid for their solicitation efforts. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy are first being mailed to stockholders on April 29, 2002.


VOTING AT THE ANNUAL MEETING


The close of business on April 19, 2002 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. At that date, Beta had issued approximately 12,398,572 shares of voting common stock and had approximately 12,392,557 shares of voting common stock outstanding.


As a common stockholder you are entitled to vote on all matters properly brought before the meeting, including the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. Each share of common stock you own entitles you to one vote on all matters to be voted upon by Beta's stockholders.


All stockholders of Beta have cumulative voting rights when voting for directors if written notice of a desire for cumulative voting is properly given by one or more stockholders in advance of the meeting. Cumulative voting means you are entitled to as many votes as equals the number of shares you hold on the record date multiplied by the number of directors to be elected. You may cast all votes for a single director or you may distribute your votes among any two or more of the persons you wish to vote for in the election of directors.


For stockholders to be able to exercise their right to cumulative voting, one or more stockholders must give written notice to the Secretary of the Company that they desire that the vote for the election of directors be cumulative. The notice must be given not less than 48 hours before the time of the meeting, or before May 30, 2002 at 10:00 a.m. At the meeting, before the commencement of the vote for the election of directors, the chairman or secretary of the meeting will announce that notice has been given to provide for cumulative voting. If no such notice is given, there will be no cumulative voting. In the absence of cumulative voting, each stockholder may cast one vote for each share held by him multiplied by the number of directors be to elected, but may not cast more votes than the number of shares owned for any candidate. Under either form of voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.


In the event of cumulative voting in the election of directors, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes among the nominees in such proportion as they see fit. The proxy also confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve and matters incident to the conduct of the Annual Meeting.

QUORUM AND VOTING REQUIREMENTS


The presence of a majority of the outstanding shares of common stock, whether in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.


Abstentions and withheld votes for directors will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum exists, but will not be counted as a vote in favor of such matter.


A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.


Votes Required

o Election of Directors: Directors will be elected by a plurality of the votes cast. A plurality means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

o Approval of Auditors: To be approved, this matter must receive more affirmative votes than votes in opposition of those shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes and abstentions on this matter have no impact on this matter.


HOW TO REVOKE YOUR PROXY


You may revoke a proxy at any time before it is voted. You can do this by delivering a later dated proxy or by notifying the Secretary in writing specifically revoking the proxy. Your attendance and voting in person at the Annual Meeting will also revoke a proxy. If you do not make any specification on the proxy, your shares will be voted in accordance with the recommendation of the Board of Directors as stated herein.

STOCK OWNERSHIP

The following table will inform you, as of April 19, 2002, about the beneficial ownership of shares of Beta's common stock held by each person who beneficially owns more than 5% of the outstanding shares of the common stock, each person who is a director or officer of Beta and all persons who are executive officers and directors of Beta as a group, and as to the percentage of outstanding shares held.

                                                                   Shares Issuable
                                                                  Upon the Exercise        Approximate
                                                 Shares                of Stock             Percent of
                                              Beneficially           Warrants and          Class As of
Name of Beneficial Owner                       Owned (1)               Options               4/19/01
---------------------------------------    -------------------    -------------------    -----------------


Mr. Steve Antry
Mrs. Lisa Antry, Jointly (2)                        1,501,000                106,000               12.86%

Mr. R. Thomas Fetters (3)                             340,500                 45,000                3.10%

Mr. Joe C. Richardson Jr.                             420,000                      -                3.39%

Mr. Stephen L. Fischer (4)                            358,000                 70,000                3.43%

Mr. John P. Tatum (5)                                  18,500                100,000                0.95%

Mr. Joseph L. Burnett (6)                               1,000                145,000                1.16%

Mr. Robert C. Stone, Jr. (7)                            5,000                 75,000                0.64%

Mr. Rolf N. Hufnagel (8)
6100 S. Yale Ave., Suite 300
Tulsa, OK 74136                                       930,000                      -                7.50%
                                           -------------------    -------------------    -----------------
All officers, key persons and
directors as a group    (8 persons)                 3,574,000                541,000               33.03%
                                           ===================    ===================    =================

(1) Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers. Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing percentage of the class owned by any other person.

(2) Mr. Steve Antry and Mrs. Lisa Antry, husband and wife, own 1,501,000 shares as community property. This also includes 25,000 shares of common stock underlying stock warrants which are exercisable at $5.00 per share and expire on March 12, 2003, 40,000 shares of common stock underlying stock options which are exercisable at $6.00 per share and expire on December 31, 2004, 25,000 shares of common stock underlying stock options which are exercisable at $7.70 per share and expire on December 8, 2005 and 16,000 shares of common stock underlying stock options that are exercisable at $4.00 per share and expire on December 24, 2006. Mr. Antry has been our President and Chairman of the Board of Directors since June 1997. Ms. Antry has been our Treasurer since June 1997 and previously also served as Secretary.

(3) This includes 25,000 shares of common stock underlying stock options that are exercisable at $6.00 per share and expire on December 31, 2004, 15,000 shares of common stock underlying stock options that are exercisable at $7.70 per share and expire on December 8, 2005 and 5,000 shares of common stock underlying stock options that are exercisable at $4.00 per share and expire on December 24, 2006. Mr. Fetters has been our Managing Director of Exploration and a Director since June 1997. During the period from our inception, June 6, 1997, through December 31, 997, Mr. Fetters was paid $20,000 under a consulting contract for management and geologic evaluation. Mr. Fetters received $60,000 and $77,500 in consulting fees during the years ended December 31, 1998 and 1999, respectively.

(4) This includes 25,000 shares of common stock underlying presently exercisable stock warrants. The warrants are exercisable at $5.00 per share and expire on March 12, 2003. In addition, this includes 15,000 shares of common stock underlying stock options that are exercisable at $6.00 per share and expire on December 31, 2004, 15,000 shares of common stock underlying stock options that are exercisable at $7.70 per share and expire on December 8, 2005 and 15,000 shares of common stock underlying stock options that are exercisable at $4.00 per share and expire on December 24, 2006. Mr. Fischer has been our Vice President of Capital Markets since June 1997.

(5) This includes 50,000 shares underlying common stock warrants which are exercisable at a price of $5.00 per share and expire April 1, 2004, 25,000 shares underlying common stock warrants which are exercisable at a price of $10.25 per share and expire March 16, 2005 and 25,000 share underlying common stock warrants which are exercisable at a price of $8.45 per share and expire March 16, 2006. Mr. Tatum has been a Director since March 1999. Mr. Tatum is a partner with Dyad Petroleum Company in Midland, Texas. Beta purchased a 20% interest in a property owned by an affiliate of Dyad at a cost of $100,000 in January 1999, prior to the time Mr. Tatum joined Beta as a Director.

(6) Mr. Burnett became the Chief Financial Officer of Beta on June 6, 2000 after J. Chris Steinhauser resigned. On May 31, 2000, Beta issued 100,000 common stock purchase warrants exercisable at a price of $8.38 per share, of which 90,000 are currently exercisable by Mr. Burnett and shall expire on May 31, 2005. Mr. Burnett also received 30,000 shares of common stock underlying stock options that are exercisable at $7.70 per share and expire on December 8, 2005 and 25,000 shares of common stock underlying stock options, which are exercisable at $4.00 per share and expire on December 24, 2006.

(7) This includes 50,000 shares underlying common stock warrants which are exercisable at a price of $10.00 per share and which expire October 1, 2005 and 25,000 shares underlying common stock warrants which are exercisable at a price of $5.22 per share and which expire October 1, 2006. Mr. Stone joined Beta as a director on September 19, 2000.

(8) Mr. Hufnagel joined Beta as a director on June 6, 2000 and resigned his directorship on October 16, 2000. He is the former Red River President and received his shares in connection with the Merger that was consummated on August 30, 2000.


Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and holders of 10% or more of Beta's common stock to report to the Securities and Exchange Commission, by a specified date, initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Beta believes that during the fiscal year ended December 31, 2001, its directors and executive officers complied with all these filing requirements, based solely on a review of copies of reports filed under Section 16(a) furnished to Beta and on the written representations of its directors and executive officers.

ELECTION OF DIRECTORS


Beta's Amended and Restated Bylaws specify that the authorized number of directors of Beta shall not be less than one and not more than five. If any nominee becomes unavailable for any reason, the Board of Directors may propose a substitute nominee and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. The Board has no reason to expect that any nominee will become unavailable. Shares represented by the accompanying form of proxy will be voted for the election of the following five nominees unless other instructions are shown on the proxy card:


THE BOARD IS RECOMMENDING THAT THE FIVE CURRENT DIRECTORS OF BETA BE RE-ELECTED


We feel that the current structure of the Board of Directors is in the best interest of the Company and its stockholders.

The following table sets forth the names and ages of all current directors who are nominees for re-election, and all of our executive officers and the positions in Beta held by them:

                                 Director
Directors:                Age    Since     Position

Steve Antry               46     1997      President, Chairman of the Board,
                                           Director

R. Thomas Fetters         62     1997      Managing Director of Exploration,
                                           Director

Joe C. Richardson, Jr.    74     1997      Director

John P. Tatum             67     1999      Director

Robert C. Stone, Jr.      53     2000      Director

Executive Officers:

Joseph L. Burnett         49               Chief Financial Officer

Stephen L. Fischer        42               Vice President of Capital Markets

Lisa Antry                39               Treasurer

Directors are elected to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The Bylaws permit the board itself to fill vacancies and appoint additional directors pending stockholder approval at the next Annual Meeting. Officers are appointed to serve until the meeting of the Board of Directors following the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The last Annual Meeting of Stockholders was held on June 2, 2001.

The business experience of each director, executive officer and key employee is summarized below.

Steve A. Antry, President and Chairman of the Board of Directors, is Beta's founder and has been its President since 1997. In addition, Mr. Antry founded Beta Capital Group, Inc., a financial consulting firm in November 1992, and was its President through June 1997. Beta Capital Group, Inc. specializes in selecting and working with emerging oil and gas exploration companies which have production and drilling prospects strategic for rapid growth yet also need capital and market support to achieve that growth. Most recently, Mr. Antry orchestrated and helped to implement the restructuring of Pease Oil and Gas Company, NASDAQ: WPOG. Mr. Antry remains Chairman of the Board of Directors of Beta Capital Group, Inc., but resigned as its President to devote his full attention to Beta. Before forming Beta Capital Group, Inc., Mr. Antry was an early officer of Benton Oil & Gas Company, NYSE: BNO, from 1989 through 1992, ultimately becoming President of a wholly owned subsidiary. Before Benton, Mr. Antry was a Marketing Director for Swift Energy, NYSE: SFY, from 1987 through 1989. Mr. Antry began working in the oil fields in Oklahoma in 1974. He has served in various exploration management capacities with different companies, including Warren Drilling Company, as Vice President of Exploration and Nerco Oil and Gas, a division of Pacific Power and Light, where he served as Western Regional Land Manager. Mr. Antry is a member of the Independent Petroleum Association of America "IPAA", serving on the Capital Markets Committee and has B.B.A. and M.B.A. degrees from Texas Christian University. Mr. Antry is married to Lisa Antry, Beta's Treasurer.

R. Thomas Fetters, Managing Director of Exploration, and Director, has been the Managing Director of Exploration since 1997. Mr. Fetters spent 17 years with Exxon ultimately achieving the position of Exploration Planning Manager, Exxon U.S.A. Other notable positions held include Exploration Manager for Exxon Australia "ESSO" and Division Manager of Research in Houston and Chief Geologist, Exxon Production Malaysia. Mr. Fetters was President and Chief Executive Officer of CNG Producing Co. in New Orleans from 1983 through 1989 and President of XCL-China, Ltd. from 1989 through 1995. From 1995 through 1997, he served as Senior Vice President of National Energy Group and also currently sits on the Board of XCL, Ltd. He earned his B.S./M.S. in Geology from the University of Tennessee in 1966.

Joe C. Richardson, Jr., Director, graduated from Texas A&M with B.S. degrees in Petroleum Engineering and Mechanical Engineering in 1950 when he started his career with Shamrock Oil and Gas in Amarillo, Texas. In 1961, Mr. Richardson formed an oil, gas, refining, and compressor equipment fabrication company and, in 1968, co-founded a public oil and gas company that was later merged with Worldwide Energy, Inc. Mr. Richardson has been an officer and/or director of several successful public and private companies including Pyro Energy, Inc.
(NYSE), Consolidated Oil & Gas (AMEX), Texoil, Inc. (NASDAQ), and Corporate Systems Corporation. He is a Regent Emeritus of the Texas A&M University System, past President of the Texas A&M Twelfth Man Association, and was honored in 1989 with the University's Distinguished Alumni Award. He currently serves on the University Presidents' Advisory Board and the Engineering Advisory Council. Mr. Richardson is a registered engineer in the state of Texas. The Petroleum Engineering Building on the campus of Texas A&M University, completed in 1990, was named in his honor.

John P. Tatum, Director, joined Beta as a director in March 1999. Mr. Tatum has worked in the oil and gas industry since 1962, holding successive positions with Skelly Oil Company, Placid Oil Company, Hunt International Company and Hunt Energy Company. From 1980 to 1996, Mr. Tatum was employed with Triton Energy Corporation as Vice President (1980-82), Senior Vice President (1982-1991) and Executive Vice President (1991-96). As Senior Vice President for Triton Energy Corporation, Mr. Tatum was responsible for directing Triton's operations in Colombia, Thailand, New Zealand, Nepal, Gabon, Cote D'Ivoire and Argentina. Since 1996, Mr. Tatum has worked as an international oil & gas consultant. Mr. Tatum received his B.B.A. from the University of Texas in 1956 and conducted graduate studies at the Louisiana State University Graduate Business School.

Robert C. Stone, Jr., Director, joined Beta in September 2000. Mr. Stone's last five years of employment were as Manager of Technical Services, Energy Division, First National Bank of Commerce from 1994 to 1998. (He started with First National as an engineer in 1983.) He was also Manager of Energy Technical Services, Energy/Maritime Division, Hibernia National Bank from 1998 to 2000 which included evaluation responsibilities for all syndicated and direct lending E&P segment clients. Specifically, Mr. Stone concluded or approved all oil and gas collateral evaluations, and developed industry client relationships as well as pricing lending policies. Currently Mr. Stone is the Senior Vice President/Manager of Energy Lending at Whitney National Bank in New Orleans, Louisiana. Mr. Stone began his career as an engineer for approximately eight years with Exxon Company, U.S.A. Mr. Stone holds both a B.S. and M.S. in Engineering from the University of Houston. He was also a Founding Governor of the City Energy Club of New Orleans and is involved with many civic organizations in New Orleans where he still resides.

Joseph L. Burnett, Chief Financial Officer, joined Beta in June 2000. He comes to Beta with 26 years of oil and gas accounting experience and is a CPA. Most recently, Mr. Burnett served American Central Gas Technologies, Inc. as Controller for approximately six years. Prior to American Central, Mr. Burnett served at Esco Energy for approximately seven years as Vice President/Controller. Mr. Burnett started his oil and gas career at Skelly Oil (later Getty Oil) in 1974. Mr. Burnett received his Bachelor of Science in Business Administration from Oklahoma State University in 1974.

Stephen L Fischer, Vice President of Capital Markets, joined Beta in 1997. In addition to his position at Beta, he has been Vice President of Beta Capital Group, Inc. since March 1996. From April 1996 through March 1998 he was also a registered representative of Signal Securities, Inc., a registered broker-dealer. Between 1991 and before joining Beta Capital Group, Inc. in 1996, Mr. Fischer was a Registered Representative of Peacock, Hislop, Staley & Given, an Arizona based investment banking firm. Since 1983, Mr. Fischer has held various positions in the financial services industry in investment banking, retail, and institutional sales, with a special emphasis on the oil and gas exploration sector.

Lisa Antry, Treasurer, has been the Treasurer of Beta since 1997. She has been President of Beta Capital Group, Inc. since June 1997. Prior to being appointed President, she was Executive Vice President of Beta Capital Group, Inc. from July 1994 through June 1997. Ms. Antry has in excess of 15 years of finance, accounting, and tax experience. Before Beta Capital Group, Inc., she served as Corporate Planning Manager for United California Savings Bank from 1988 to July 1994. Ms. Antry also served United California for several years as its Finance and Tax Manager and worked at Priority Records, a recording and distribution company, as its Controller. Ms. Antry received her B.B.A. from Stephen F. Austin University in 1984 and her M.B.A. from Pepperdine University in 1991. Ms. Antry is married to Steve Antry, Beta's President and Chairman of the Board of Directors.


OTHER INFORMATION; COMMITTEES OF THE BOARD


During 2001, three meetings of the Board of Directors were held. All Directors attended all meetings. The Directors also took action by unanimous written consent on four occasions.


Executive Committee

The Board of Directors established an executive committee whose purpose is to formulate and implement recommendations, strategies and actions, which are intended to support and protect stockholder value. The executive committee is comprised of three voting members: Steve Antry, Beta's President and Chairman, and directors Tom Fetters and Joe C. Richardson, Jr. The Board of Directors implemented these changes to enhance the decision-making processes in all aspects of Beta's business. This committee did not meet during 2001.

Audit Committee

The Board of Directors established an audit committee whose purpose is to oversee Beta's financial reporting and controls and to recommend the appointment of an independent auditor to the Board each year. The audit committee is comprised of three voting members: Robert C. Stone, Jr., Chairman, Joe C. Richardson, Jr., and John Tatum, all independent Directors. This committee met on five occasions during 2001.

Compensation Committee

The Board of Directors of Beta established a Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors is responsible for formulating and recommending to the full Board of Directors the compensation paid to Beta's executive officers. The committee presently consists of two outside Directors, Joe C. Richardson Jr. and John P. Tatum. The Compensation Committee is discussed in more detail in the section entitled "Executive Compensation." This committee met once during 2001.

EXECUTIVE COMPENSATION


During 2001, the members of the Compensation Committee were Joe C. Richardson, Jr. and John P. Tatum, outside Directors of Beta.

Report of the Compensation Committee

As the Compensation Committee of the Board of Directors, we are responsible for formulating and recommending to the full Board of Directors the compensation paid to Beta's executive officers, including Mr. Antry, the president and chairman. We generally review executive compensation on an annual basis. In reviewing the overall compensation of our executive officers, we consider the following components of executive compensation:

o        base salaries;
o        stock option grants;
o        cash bonuses;
o        insurance plans; and
o        contributions by Beta to the retirement plan.

In establishing the compensation paid to our executives, we emphasize providing compensation that will (1) motivate and retain the executives and reward performance, (2) encourage the long term success of Beta, and (3) encourage the application of prudent decision making processes in an industry marked by volatility and high risk.

Historically, we have evaluated compensation paid to our executive officers based upon the following factors:

o        the growth in Beta's oil and gas reserves;
o        the market value of Beta's common stock;
o        cash flow;
o the extent to which the executive officers have been successful in finding and creating opportunities for Beta to participate in drilling or acquisition ventures having quality prospects;
o the ability of our executives to formulate and maintain sound budgets for drilling ventures and other business activities;
o        the overall financial condition of Beta;
o        the extent to which proposed business plans are met; and
o by comparing the compensation packages of our executive officers with the compensation packages of executive officers of other companies similar to Beta.


We do not assign relative weights or rankings to these factors. Instead, we make subjective determinations based upon a consideration of all of these factors.

In establishing base salaries for the executive officers, we have not relied on independent consultants to analyze or prepare formal surveys for us. However, we do make informal comparisons of our executives' compensation with the compensation paid to executives of other publicly and privately held companies similar to Beta. We also rely on our general knowledge and experience in the oil and gas industry, focusing on a subjective analysis of each of our executive's contributions to Beta's overall performance. In addition, we take into account the fact that we do not provide significant perquisites to our executive officers. While specific performance levels or "benchmarks" are not used to establish salaries or grant stock options, we do take into account historic comparisons of Beta's performance. With respect to awards of stock options, we attempt to provide the executives with an incentive compensation vehicle that could result in future additional compensation to the executives, but only if the value of our common stock increases for all stockholders. All stock options are granted with exercise prices equal to or greater than the fair market value of the common stock on the date of grant. When awarding stock options, we consider the number of options granted on prior occasions and the length of time between option grants.

We awarded a $27,947 cash bonus paid to Mr. Antry in 2001. In December 2001, we also granted stock options to Mr. Antry to purchase 15,000 shares of common stock at an exercise price of $4.00 per share, which was in excess of 110% of the fair market value of our common stock on the date of grant.

In reviewing the overall compensation of Mr. Antry in 2001, we took into account the fact that Mr. Antry has never received an increase in his salary since starting with Beta in 1997. We further considered Beta's overall financial condition, its successful initial public offering in July 1999, and the Merger with Red River Energy, L.L.C. effective September 1, 2000 as well as the individual contributions made by Mr. Antry. We believe the insight, experience and leadership of Mr. Antry has been instrumental in keeping Beta positioned to survive the adverse effects of a severe industry downturn and hence take advantage of upturns when they come. We feel that the stock option awards to our executive officers, including Mr. Antry, act as a catalyst to advancing the financial interests of stockholders along with those of management. It is our conclusion that the amount and types of compensation currently being paid to our executive officers are sufficient to motivate them and encourage their efforts to increase the value of Beta for all stockholders.

Provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over one million dollars per year has not been a factor in our considerations or recommendations.

Respectfully Submitted,
Joe C. Richardson, Jr.
John P. Tatum

                         SUMMARY OF ANNUAL COMPENSATION

Summary Compensation Table

     The following table will inform you about the compensation earned by Beta's Executive Officers for services rendered to Beta during the fiscal years ended December 31, 2001, 2000 and 1999.

                                                                                                        Matching
                                                                Securities                          Contributions to
                                                                Underlying           All Other         Simple IRA
Name and Principal Position   Year     Salary       Bonus      Options/SARs        Compensation     Retirement Plan
---------------------------  -------  -----------  ---------   ------------------  --------------  -------------------
Steve Antry
Chief Executive Officer      2001   $ 150,000    $  27,947  #   15,000 (1)        $  63,368 (3)    $     4,500
and Chairman of the          2000   $ 150,000    $  28,552  #   15,000 (1)        $  75,906 (3)    $     4,500
Board of Directors           1999   $ 150,000    $  28,184  #   25,000 (1)        $  11,250 (2)    $     2,600

R. Thomas Fetters
Managing Director of
Exploration                  2001   $ 125,000    $    -     #   45,000 (4)        $   2,912 (2)  $         -


(1) 25,000 shares of common stock underlying presently exercisable stock warrants were previously issued March 12, 1998 are exercisable at $5.00 per share and expire on March 12, 2003. The 25,000 shares of common stock underlying stock options granted August 27, 1999 are exercisable at $6.00 per share and expire on December 31, 2004; 15,000 shares of common stock underlying stock options granted on December 8, 2000 are exercisable at $7.70 per share and expire on December 8, 2005; and 15,000 shares of common stock underlying stock options granted on December 24, 2001 are exercisable at $4.00 per share and expire on December 24, 2006.
(2)      Represents compensation for use of Company leased vehicle.
(3) Represents compensation for use of Company leased vehicle and moving allowance related to corporate office move and relocation in July 2000 for Mr. Antry.
(4) 25,000 shares of common stock underlying stock options granted August 27, 1999 are exercisable at $6.00 per share and expire on December 31, 2004, 15,000 shares of common stock underlying stock options granted on December 8, 2000 are exercisable at $7.70 per share and expire on December 8, 2005 and 5,000 shares of common stock underlying stock options granted December 24, 2001 are exercisable at $4.00 per share and expire on December 24, 2006.


Stock Options

We use stock options as part of the overall compensation of Directors, officers and employees. In the following table, we show certain information with respect to stock options granted in 2001 to the named chief executive officers.


Option/SAR Grants in Last Fiscal Year


                                                 Individual Grants
                           ----------------------------------------------------------------
                                               Percent of                                     Potential realizable
                             Number of           total                                          value at assumed
                            securities        options/SARs     Exercise                       annual rates of stock
                            underlying         granted to      or base                         price appreciation
                             Options/        employees in       price        Expiration          for option term
Name                       SARs granted #     fiscal year      ($/Sh)           date           5%($)(1)   10%($)(1)
-----------------------    --------------     -------------    ----------    --------------    -----------------------
Steve Antry                   15,000              19%          $4.00         12/24/2006        $17,603     $39,072
R. Thomas Fetters              5,000               6%          $4.00         12/24/2006          5,526      12,210

          (1) These amounts are calculated based on the indicated annual rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. There is no assurance that the amounts reflected in this table will be achieved.

The following table shows certain information with respect to stock options exercised in 2001 by Beta's executive officers, if any, and the value of their unexercised stock options at December 31, 2001.


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                 Number of securities      Value of unexercised
                                                                underlying unexercised         in-the-money
                                                                   options/SARs at          options/SARs at the
                                  Shares                         fiscal year end (#)         fiscal year end ($)
                               acquired on         Value            Exercisable/                Exercisable/
Name                             exercise        Realized          Unexercisable               Unexercisable
--------------------------    -------------    -------------    -----------------------    ------------------------
Steve Antry                   None             None             80,000 exercisable/        $  13,920 exercisable/
                                                                0 unexercisable            $   0 unexercisable
R. Thomas Fetters             None             None             45,000 exercisable/        $   4,350 exercisable/
                                                                0 unexercisable            $   0 unexercisable

           (1) The value of in-the-money options is equal to the fair market value of a share of common stock at fiscal year end ($4.87 per share), based on the last sale price of Beta's common stock, less the exercise price.

Directors' Compensation

Beta's Bylaws state that non-employee Directors of Beta shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board of Directors. (All Beta directors receive actual expense reimbursements, and Beta currently pays $1,000 in fees per outside director per meeting up to a maximum of $2,000 in fees per outside director for combined meetings of the Board of Directors and a committee of the Board.) In 2001, the aggregate of the directors' fees to all outside directors was $12,000. Beta maintains directors and officers liability insurance.


Employment Contracts

We have executed an employment contract dated June 23, 1997 with our President and Chairman of the Board, Mr. Steve Antry. The contract provides for an indefinite term of employment at an annual salary of $150,000 commencing in October of 1997 and an annual car allowance of up to $12,000. The contract may be terminated by Beta without cause upon the payment to Mr. Antry of the following:

(a) Options to acquire the common stock of Beta in an amount equal to 10% of the then issued and outstanding shares containing a five-year term, piggyback registration rights and an exercise price equal to 60% of the fair market value of the shares during the sixty-day period of time preceding the termination notice, such amount not to exceed $3.00 per share; and.

(b)      A cash payment equal to two times the aggregate annual compensation.

In the event of termination without cause, all unvested securities issued by Beta to Mr. Antry shall immediately vest and Beta shall not have the right to terminate or otherwise cancel any securities issued by Beta to Mr. Antry.

During the period from inception, June 6, 1997 through December 31, 1997, and for the years ended December 31, 1998 and 1999, R. Thomas Fetters, a director of Beta was paid $20,000, $60,000 and $75,000, respectively, pursuant to a consulting contract for exploration related services. Beta had a consulting agreement with Mr. Fetters which provided that he would provide part-time geologic services to Beta for $5,000 per month. The agreement provided that Mr. Fetters serve as a director during the term of the agreement. It further provided that if Mr. Fetters were offered a full-time position with Beta, his compensation would be increased to a salary of $125,000 per year. The agreement was terminated by mutual agreement effective January 1, 2000. Mr. Fetters is now a full-time employee of Beta at an annual salary of $125,000.

Certain Relationships and Related Transactions

Effective March 1, 2001, we entered into an Exploration and Development Area of Mutual Interest Agreement as amended in April 2001, in Fremont County, Wyoming with a director of Beta, Joe C. Richardson, Jr. Mr. Richardson had been reviewing and conducting geologic studies on the property since 1999 and purchased the property in two parcels in January and February 2001. Mr. Richardson paid $95,683 for two parcels totaling 1,595 acres. We purchased his interest in the two parcels, including the geologic data for $166,423. Mr. Richardson reserved a 4% royalty interest on 386 acres and a 5% royalty interest on 1,200 acres. We acquired a 75% working interest in the properties and Mr. Richardson will receive a 16-2/3% backin working interest at no cost to him, after payout of the first three wells, if drilled. After payout, all future exploration and development costs, including any additional wells, will be paid 75% by Beta and 25% by Mr. Richardson. We paid cash for the interest and recorded the purchase in unevaluated properties for this amount. The purchase price was determined by Mr. Richardson. We believe that these transactions were on terms that were as favorable to the Company as would otherwise have been available from unaffiliated third parties.


REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted and approved by the Board of Directors on June 6, 2000, and as amended March 27, 2001. Each of the members of the Audit Committee is "independent" as defined by the National Association of Securities Dealers ("NASD") listing standards.

It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company's conduct.

Based on the Audit Committee's review of the audited financial statements as of and for the fiscal year ended December 31, 2001 and its discussions with management regarding such audited financial statements, its receipt of written disclosures and the letter from independent auditors required by Independence Standards Board Standard No. 1, its discussions with the independent auditors regarding such auditor's independence, the matters required to be discussed by the Statement on Auditing Standards 61 and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for such fiscal year.

Audit Committee
Robert C. Stone, Chairman, Joe C. Richardson, Jr., Member, John Tatum, Member


ACCOUNTING FEES. The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2001 by our principal accounting firm, Hein + Associates LLP.

             Audit Fees for the audit of financial statements
             for the 2001 audit and the review of financial
             statements included in quarterly reports on Form
             10-Q                                                      $107,130

             Fees for financial systems design and
             implementation services rendered                                 0

             All other fees**                                          $ 41,608


      ** Includes fees related to preparation of Beta's income tax returns.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of Beta's principal accountant.

STOCK PERFORMANCE GRAPH


As required by applicable rules of the SEC, the performance graph shown below was prepared based on the following assumptions:

1. A $100 investment was made in the Company's common stock and each index on 7/9/99.
2. The indices are weighted daily, using the market capitalization on the previous trading day.
3. If the quarterly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
4.       All dividends are reinvested on the ex-dividend date.

The indices in the performance graph compare the annual cumulative total stockholder return on Beta's common stock with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and a peer group index comprised of 5 U.S. companies engaged in crude oil and natural gas operations whose stocks were traded on Nasdaq during the period from July 9, 1999 through December 31, 2001. July 9, 1999 is the date on which Beta commenced trading on the Nasdaq. The companies that comprise the peer group are Brigham Exploration Co. (BEXP), Carrizo Oil & Co., Inc. (CRZO), Cheniere Energy, Inc. (CXY), Edge Petroleum Corp. (EPEX) and Parallel Petroleum Corp. (PLLL). The following information has been provided by Research Data Group.


Total Return Analysis        7/9/99  9/99    12/99   3/00    6/00    9/00     12/00   3/01    6/01    9/01    12/01
---------------------        ------  ----    -----   ----    ----    ----     -----   ----    ----    ----    -----
Beta                         100.00  106.25  123.97  164.58  181.25  154.17   124.73  117.18  133.33  82.50   81.17

NASDAQ                       100.00   98.42  145.46  163.30  141.99  130.66    87.49   65.31   76.98  53.40   69.42

Peer Group                   100.00  102.04   65.25   84.10  107.32  181.88   175.26  160.19  131.50  99.52  103.89


     [OBJECT OMITTED]

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


We have engaged HEIN + ASSOCIATES LLP as independent auditors to perform the audit of our financial statements for fiscal year 2001. HEIN + ASSOCIATES LLP has been our independent auditor since 1997. We expect that representatives of HEIN +ASSOCIATES LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.


The Board of Directors recommends a vote for the ratification of the selection of HEIN + ASSOCIATES LLP


FINANCIAL STATEMENTS


The 2001 Annual Report to Stockholders accompanying this proxy statement includes our audited financial statements.


OTHER MATTERS


As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matter properly comes before the Annual Meeting, the persons appointed by the proxy intend to vote such proxy in accordance with their best judgment.


STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, 6120 SOUTH YALE AVENUE, SUITE 813, TULSA, OK 74136.


STOCKHOLDER PROPOSALS


Stockholders desiring to submit proposals for inclusion in our proxy statement for the 2003 Annual Meeting of stockholders must submit proposals to us at our principal executive office on or before December 31, 2002. If any stockholder proposes to present any matters for consideration at the 2003 Annual Meeting without having it included in our proxy statement for that meeting, we must receive notice of that matter on or prior to March 15, 2003 or the persons holding proxies will have discretionary authority to vote the shares subject to those proxies in their discretion


Proposals and other notices should be sent to:


Secretary of Beta Oil & Gas, Inc., 6120 South Yale Avenue, Suite 813, Tulsa, Oklahoma 74136.


The use of certified mail, return receipt requested, is suggested.





                                   By Order of the Board of Directors



                                   VIRGINIA CHERRY
                                   Secretary
                                   Tulsa, Oklahoma

April 24, 2002

                              BETA OIL & GAS, INC.
                        6120 South Yale Avenue, Suite 813
                              Tulsa, Oklahoma 74136


                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 1, 2002


                                      PROXY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Steve A. Antry and R. Thomas Fetters, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of BETA OIL & GAS, INC. of record in the name of the undersigned at the close of business on April 19, 2002, which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated April 24, 2002, receipt of which is acknowledged.



1.       ELECTION OF DIRECTORS:

         ___ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary)
         ___ WITHHOLD AUTHORITY (to vote for all nominees below)

        INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW

         Steve A. Antry, R. Thomas Fetters, Joe C. Richardson, Jr., John P. Tatum, and Robert C. Stone, Jr.


2. APPROVAL OF SELECTION OF HEIN + ASSOCIATES LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                         ___ FOR ___ AGAINST ___ ABSTAIN


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S), UNLESS OTHERWISE INSTRUCTED ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS (1) AND (2).


     In the event of cumulative voting in the election of directors, the proxies may distribute the nvotes represented by this proxy among the nominees in such proportion as they see fit.


     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.


Signed and Dated:  _______________________________    ____________________, 2002


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.